As filed with the Securities and Exchange Commission on June 20, 1997 Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BUTLER MANUFACTURING COMPANY
             (Exact name of registrant as specified in its charter)
                  DELAWARE                                 44-0188420
        (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)                Identification Number)

 BMA Tower, Penn Valley Park (P.O. Box 419917),
Kansas City, Missouri 64141-0917, (816) 968-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    John H. Calvert, Esq.                           Copies to:
     Lathrop & Gage L.C.                       Richard O. Ballentine
2345 Grand Boulevard, Suite 2600   Vice President, General Counsel and Secretary
   Kansas City, Missouri 64108             Butler Manufacturing Company
        (816) 460-5807             BMA Tower, Penn Valley Park (P.O. Box 419917)
                                          Kansas City, Missouri 64141-0917
                                                  (816) 968-3206
(Name, address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
                                                    Proposed         Proposed Maximum
                                                    Maximum             Aggregate
Title of Each Class of           Amount to be       Offering Price      Offering            Amount of
Securities to be Registered      Registered(1)      Per Unit(2)         Price(2)            Registration Fee

Common Stock, no par value       191,777            $36.25              $6,951,916          $2,107

(1) Plus such additional amount which may result from stock splits, stock dividends or similar transactions with respect to undistributed shares.
(2) Pursuant to Rule 457(c) and (h), and solely for purposes of calculating the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock of the Registrant as reported in the consolidated trading system of the New York Stock Exchange on June 16, 1997.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of theSecurities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the securities and exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                   SUBJECT TO COMPLETION, DATED JUNE 20, 1997


PROSPECTUS
                                 191,777 SHARES

                          BUTLER MANUFACTURING COMPANY
                                  Common Stock
                                 (No Par Value)

          This Prospectus relates to the offer and sale of up to 191,777 shares (the "Shares") of the Common Stock, no par value (the "Common Stock"), of Butler Manufacturing Company (the "Company"). The Shares may be offered for sale by certain stockholders of the Company (the "Selling Shareholders") from time to time in transactions effected through the facilities of the New York Stock Exchange and any other national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation in brokers' transactions within the meaning of Section 4(4) of the Securities Act of 1933 or in transactions directly with a market maker. Such methods of sale may be conducted at market prices prevailing at the time of sale, plus or minus any usual or customary brokers' commissions or discounts. The Selling Shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Shareholders and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both. The Shares offered for resale by the Selling Shareholders are being offered pursuant to certain registration rights provisions contained in a Merger Agreement among the Company, the Selling Shareholders, Modu-Line Windows, Inc. and Vistawall Windows, Inc. (the "Registration Rights Agreement"). See "Selling Shareholders" and "Plan of Distribution."

         None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses of registration of the Shares under federal or state securities laws and to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         The Selling Shareholders and any underwriters, dealers or agents which participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit realized on the resale of the Shares purchased by them may be deemed to constitute underwriting commissions, concessions, allowances or discounts under the Securities Act. See "Plan of Distribution."

          The Common Stock is traded on New York Stock Exchange ("NYSE") under the symbol "BBR." The closing sale price of the Common Stock as reported on the NYSE on June 19, 1997 was $33.75 per share.

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                                -----------------


                The date of this Prospectus is_____________, 1997

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the office of the Commission at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the
Commission: Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of documents publicly filed with the Securities and Exchange Commission may also be obtained from the Internet at http://www.sec.gov./cgi-bin/srch-edgar?butler and at the offices of the New York Stock Exchange..

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This
Prospectus omits certain of the information contained in the Registration Statement as permitted by the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, which may be inspected at the Commission's offices without charge or copies of which may be obtained from the Commission upon payment of the prescribed fees. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been previously filed by the Company with the Commission and are hereby incorporated by reference in this Prospectus as of their respective dates:

    (a)  Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997:

    (c) Proxy statement relating to the Annual Meeting of Shareholders held April 15, 1997;

    (d) The description of the Company's Common Stock and Preferred Share Purchase Rights contained in its Registration Statements on Form 8-A dated October 8, 1996, under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         Additionally, all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, upon request, without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than certain exhibits to such documents which are not specifically incorporated by reference in such documents). Requests for such copies should be directed to: Richard O. Ballentine, Vice President, General Counsel and Secretary, BMA Tower, Penn Valley Park (P.O. Box 419917), Kansas City, Missouri 64141- 0917, (816) 968-3000.

                                   THE COMPANY

         The Company and its subsidiaries are primarily engaged in the marketing, design, and production of systems and components for nonresidential structures. Products and services fall into three principal business segments:
(1) Building Systems, consisting primarily of custom designed and pre-engineered steel and wood frame building systems for commercial, community, industrial and agricultural uses; (2) Construction and construction management services for purchasers of large, complex or multiple site building projects; and (3) Other Building Products, consisting primarily of curtain wall and storefront systems, skylights and roof vents for low, medium and high-rise nonresidential buildings.

         The Company's products are sold primarily through numerous independent dealers. Other Company products and services are sold through a variety of distribution arrangements.

         The Company was founded as a partnership in 1901. It was incorporated in Missouri in 1902 and reincorporated in Delaware in 1969. Its corporate headquarters are located in Kansas City, Missouri, and principal plants and offices are operated throughout the continental United States. Principal international operations are conducted through Butler Building Systems, Ltd., a wholly owned United Kingdom subsidiary acquired in 1991, Butler Shanghai Inc., a Chinese wholly owned subsidiary, Butler do Brasil Limitada, a South American wholly owned subsidiary and a Saudi Arabian joint venture.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares offered hereby. All of the proceeds from the sale of the Shares offered hereby will be received by Selling Shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information with respect to the Selling Shareholders' beneficial ownership of the Company's Common Stock as of June 20, 1997, and as adjusted, assuming a sale of all of the Shares. Unless otherwise indicated, the Selling Shareholders possess sole voting and investment power with respect to the Shares listed below.

                                                                                                    Shares Beneficially Owned
Name of                            Shares Beneficially Owned          Number of Shares                 After the Sale
Selling Shareholder                 Prior to the Offering(1)            Being Offered           of all Shares Being Offered (1)


Donald P. Carter (2) .............          39,647                         39,647                            0
C. Craig Caudill .................          29,540                         29,540                            0
Robert K. McFarland ..............          30,012                         30,012                            0
Frank A. Rossi ...................          21,557                         21,557                            0
William D. Andrews ...............          16,479                         16,479                            0
Michael J. Lane (2) ..............          19,772                         19,772                            0
Ted E. Gaty, III .................          17,385                         17,385                            0
Annabelle T. Gaty ................          17,385                         17,385                            0
                                           -------                        -------                         -------
Total ............................         191,777                        191,777                            0

(1) No Shareholder holds one percent or more of the outstanding Common Stock of the Company as of June 20, 1997.
(2) The shares are held by a revocable grantor trust with respect to which the Shareholder is the Trustee and principal beneficiary.

         All of the Shares offered hereby are beneficially owned by the Selling Shareholders and were received by the Selling Shareholders on June 10, 1997, in connection with the merger ("Merger") of the Company's wholly owned subsidiary Vistawall Windows, Inc. into Modu-Line Windows, Inc. ("Modu-Line") pursuant to the terms of the Merger Agreement. The Merger resulted in the conversion of all of the shares of Modu-Line into the 191,777 shares of Common

Stock of the Company being offered by the Selling Shareholders as shown in the above table and $350,000 in cash. Modu-Line is a leading manufacturer of high quality architectural windows for the nonresidential building market and is being integrated with the Company's Vistawall Division. Modu-Line had gross revenues for the year ended December 31, 1996, of approximately $16 million.

          Prior to the Merger, the Selling Shareholders owned Modu-Line, all were Modu-Line directors except for Ms. Gaty and two were Modu-Line officers. Following the merger, Mr. Caudill has continued as the President of Modu-Line. The remaining Selling Shareholders have not continued to serve Modu-Line or the Company in any capacity.

         Under the terms of the Merger Agreement, the Selling Shareholders received certain registration rights ("Registration Rights") covering the Shares of unregistered Common Stock received in the Merger. Pursuant to those Registration Rights the Company has caused this Registration Statement to be filed to register transactions in the Shares. The Company has agreed to bear the expenses incurred in connection with the filing and maintenance of the Registration Statement, including registration and filing fees, printing expenses, fees and disbursements of the Company's counsel and accountants, and Blue Sky filing fees in certain states, if any. The Selling Shareholders are obligated to bear all other expenses in connection with the registration or subsequent distribution of the Shares, including all fees and disbursements for their own respective accountants, legal counsel, underwriting fees, underwriting or brokerage discounts and commissions, any expenses of their brokers or underwriters that are not borne directly or indirectly by such brokers or underwriters, transfer taxes on the sale of the Shares, and certain Blue Sky filing fees, if any.

                              PLAN OF DISTRIBUTION

         The Shares may be offered for sale by the Selling Shareholders from time to time in transactions effected through the facilities of the New York Stock Exchange and any other national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation in brokers' transactions within the meaning of Section 4(4) of the Securities Act of 1933 or in transactions directly with a market maker. Such methods of sale may be conducted at market prices prevailing at the time of sale, plus or minus any usual or customary brokers' commissions or discounts. The Selling Shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Shareholders and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both.

         If required, at the time a particular offer is made, a supplemental prospectus, will be distributed that sets forth the name of any agents, broker-dealers or underwriters, any commissions and other terms constituting compensation and any other required information. Any such supplemental prospectus will be filed by the Company with the Commission pursuant to Rule 424(c) under the Securities Act.

         The Selling Shareholders and any broker-dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with the securities laws of certain states, if applicable, the Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

         Pursuant to the Registration Rights between the Company and the Selling Shareholders, the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. The Company has agreed to use its commercially reasonable efforts to keep the Registration Statement continuously effective until June 10, 1998, at which time the Shareholders will be eligible to sell the Shares under Rule 144 promulgated under the Securities Act.

         Pursuant to the Merger Agreement, the Company and the Selling Shareholders have agreed to indemnify each other for certain liabilities, including liabilities under the Securities Act, in connection with the registration of the Shares.

                           FORWARD-LOOKING STATEMENTS

         In addition to historical information, the reports and other information incorporated herein by reference contain forward-looking statements and information that are based on the beliefs of the Company's management as
well  as  on  assumptions  made  by  and  information   currently  available  to
management. When used in such reports and documents, the words "anticipate," "intend," "plan," "believe," "estimate," and similar expressions are intended to identify forward-looking statements. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which could cause the Company's future results and stockholder values to differ materially from those expressed in the forward-looking statements.

                                  LEGAL MATTERS

         The legality of the Shares offered hereby is being passed upon for the Company by Lathrop & Gage L.C., Kansas City, Missouri.

                                     EXPERTS

         The consolidated financial statements of Butler Manufacturing Company as of December 31, 1996 and December 31, 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
                               ------------------

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR A SUPPLEMENT TO THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING SHAREHOLDERS OR ANY UNDERWRITER.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THIS DATE.

                               -------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The expenses to be paid in connection with the issuance and distribution of
the  securities  being  registered,   other  than  underwriting   discounts  and
commissions, are as follows:

          SEC Registration Fee                               $ 2,107
          Accounting Fees and Expenses - estimated             1,500
          Legal Fees and Expenses - estimated                 10,000
          Miscellaneous - estimated                            1,393
                                                             --------
                                    Total                    $15,000

         All of the above items are estimates except the SEC Registration Fee. The Company has agreed to bear those expenses. Underwriting discounts and selling commissions attributable to the offering and sale of the Shares are to be paid by the Selling Shareholders.

Item 15.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any director or officer against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or other enterprise, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if such person had no reasonable cause to believe his conduct was unlawful. The statute also provides that (1) a corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with any such action by or in the right of the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is to be made with respect to any matter as to which he has been adjudged liable unless authorized by the court; (2) a corporation shall indemnify any such person against expenses actually and reasonably incurred in defense of any such action (whether or not by or in the right of the corporation) if such person has been successful in defense of the action; and (3) a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against such person incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability.

         Pursuant to the DGCL the Company's Certificate of Incorporation provides that each person who is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is an officer or director of the Company or of a Company subsidiary or enterprise (including an employee benefit plan as a plan fiduciary) or who, while an officer or director of the Company, was serving at the request of the Company as an officer or director of another enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the DGCL; provided, that the Company is not required to provide indemnity with respect to any claim made against the director or officer (i) for an accounting of profits made from the purchase or sale by the officer or director of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or
(ii) for amounts paid in settlement of a claim without the consent of the Company.

         The indemnification provisions in the Company's Certificate of Incorporation also entitle an officer or director to obtain payment of expenses incurred by him in defending against a proceeding in advance of the outcome if he undertakes in writing to repay such amounts if it shall ultimately be determined that he is not entitled to indemnity.

         The Certificate of Incorporation provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL. Notwithstanding the foregoing, a director shall be liable to the extent provided by the DGCL (a) for breaches of the director's duty of loyalty to the registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases) or (d) for any transactions from which the director derived an improper personal benefit.

         Under a director's and officer's liability insurance policy purchased by the Company, the insurer is generally obligated to pay, subject to certain limits, deductibles, exceptions and exclusions, on behalf of officers and directors of the Company claims made against such directors and officers for losses (as defined) caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as directors or officers of the Company, any of its subsidiaries or as members of the Administrative Committee of the Plan or any matter claimed against them solely by reason of their holding such offices. Under the policy the insurer is also obligated to pay on behalf of the Company such claims made against the Company's directors and officers which the Company may be required or permitted to pay as indemnities due the directors or officers for such losses.

         Under certain employee benefit plans of the Company, the Company has agreed to indemnify and save harmless the members of the administrative committees of such plans from and against any and all loss resulting from liability to which the committee members may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Plans. The members of such committees normally include directors and officers of the Company.

Item 16.  Exhibits

         Exhibits  are  listed  on  the  Exhibit  Index  to  this   Registration
Statement, which Index is incorporated herein by reference..

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (I) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) and Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 17th day of June, 1997.

                                       BUTLER MANUFACTURING COMPANY

                                       By /s/Robert H. West
                                          Robert H. West
                                          Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                          Title                           Date

    s/ Robert H. West       Chairman of the Board Principal        June 17, 1997
--------------------------  Executive Officer and Director)
Robert H. West

   s/John H. Holland        Vice President - Finance               June 17, 1997
--------------------------  (Principal Financial Officer),
John J. Holland

   s/John T. Cole           Controller (Principal                  June 17, 1997
--------------------------  Accounting Officer)
John T. Cole

   s/Harold G. Bernthal*    Director                               June 17, 1997
--------------------------
Harold G. Bernthal

   s/Rober E. Cook*         Director                               June 17, 1997
--------------------------
Robert E. Cook

   s/Alan M. Hallene*       Director                               June 17, 1997
--------------------------
Alan M. Hallene

   s/C.L. William Haw*      Director                               June 17, 1997
--------------------------
C.L. William Haw

   s/Rober J. Novello*      Director                               June 17, 1997
--------------------------
Robert  J. Novello

  s/George E. Powell, Jr.*  Director                               June 17, 1997
--------------------------
George E. Powell, Jr.

   s/Donald H. Pratt        Director                               June 17, 1997
--------------------------
Donald H. Pratt

 s/Robert J. Reintjes, Sr.* Director                               June 17, 1997
---------------------------
Robert J. Reintjes, Sr.

   s/Judit A. Rogala*       Director                               June 17, 1997
--------------------------
Judith A. Rogala

Richard O. Ballentine, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above referenced directors and officers of the Registrant having an * after their name pursuant to a Resolution and powers of attorney executed by each of such persons and filed herewith as Exhibits.

* By   s/Richard O. Ballentine                                     June 17, 1997
       ----------------------------------------
       Richard O. Ballentine, Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
Number                   Description


2.1   Form of Merger Agreement dated June 4, 1997.

4.1   Restated Certificate of Incorporation (incorporated by reference to
      Exhibit 3.1 to Company's form 10-Q for the quarter ended, March 31, 1996).

4.2   Bylaws of Butler  Manufacturing  Company  (incorporated  by reference to
      Exhibit 3.8 to  Company's  Form 10-Q for  quarter  ended  September  30,
      1990).

4.3 Note Agreement between the Company and four Insurance Companies dated as of June 1, 1994 (incorporated by reference to Exhibit 4 of the Company's Form 10-Q for the quarter ended June 30, 1994).

4.4   Specimen common stock certificate.

5 Opinion of Lathrop & Gage L.C. concerning the legality of the securities being registered.

23.1  Consent of KPMG Peat Marwick LLP.

23.2  Consent of counsel (included in Exhibit 5).

24.1  Certified Resolutions of the Board of Directors of the Company.

24.2 Powers of Attorney executed by directors of Registrant who have signed the Registration Statement.